                                                            ---------------
                                                            EXHIBIT # 10-22
                                                            ---------------
                RESTRICTED STOCK BONUS AND NON-COMPETE AGREEMENT

     WHEREAS, Allyn C. Woodward, Jr. (the "GRANTEE") is an employee of Silicon Valley Bank ("BANK"), a wholly-owned subsidiary of Silicon Valley Bancshares (the "HOLDING COMPANY"), collectively referred to herein as the "COMPANIES", and GRANTEE's employment with the COMPANIES shall be, and is, terminated by voluntary resignation effective April 1, 1995; and

     WHEREAS, the Grantee and the Companies have agreed that it is in their mutual interest to provide Grantee with fair and adequate compensation as consideration for Grantee's promise not to compete with the Companies for a reasonable period of time following the effective date of his resignation; and

     WHEREAS, in August 1993, the Holding Company granted to Grantee twenty-five thousand (25,000) shares of the Holding Company's common stock (the "Original Grant"); and

     WHEREAS, the shares under the Original Grant have been registered with the Securities and Exchange Commission under a Form S-3/S-8; and

     WHEREAS, under the Original Grant terms, the shares under the Original Grant were to cliff vest in August 1996, such vesting contingent upon Grantee's continued employment by the Bank; and

     WHEREAS, Grantee, the Holding Company and the Bank wish to amend the terms of the Original Grant to, among other things, delete the original cliff vesting requirement and provide for new vesting terms; and

     WHEREAS, this Agreement shall supersede any earlier agreements entered into among the Companies and Grantee with regard to the Original Grant; and

     THEREFORE, the parties agree as follows:

     1. GRANT OF STOCK. The Companies hereby agree to grant Grantee twenty-five thousand (25,000) shares of Silicon Valley Bancshares' common stock, subject to the following vesting schedule:

               Shares Vested                 Date
               -------------                 ----
               8,333               on        January 5, 1996

               8,333               on        January 5, 1997

               8,334               on        January 5, 1998

     2. As consideration for this Stock Grant, Grantee agrees that he shall not become employed or engage in any self-employment in competition with the Companies without the consent of the Companies for the period, beginning October 31, 1996, through and including January 5, 1998 ("the vesting period"). Consent by the Companies may be granted only in a writing, signed by the Chief Executive Office of the Companies. For the purpose of this Agreement, the term "in competition with" shall mean providing, or attempting to provide, products or services similar to those provided by the Companies to existing or prospective clients of the Companies. Notwithstanding the foregoing, it is expressly agreed that Employee may be employed by (a) an investment banking firm, (b) a professional search firm, (c) an accounting firm, or (d) a venture capital firm without obtaining the prior written consent of the Chief Executive Officer of the Companies. Grantee further agrees that should he undertake any employment or self-employment in competition with the Companies during the vesting period without the express written consent of the Companies, as provided herein, all unvested portions of this Stock Grant shall be forfeited and waived and that any and all obligations of the Companies under this Restricted Stock Bonus And Non-Compete Agreement shall be forfeited and waived by Grantee. Upon such forfeiture, the Companies shall become the legal and beneficial owner of the shares forfeited and all rights and interests therein or relating thereto, and the Companies shall have the right to retain and transfer to its own name the number of shares forfeited.


     3.   ISSUANCE OF SHARE CERTIFICATES.

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

          A. Upon occurrence of each vesting date, the Companies shall cause the certificate representing the vested shares to be delivered to the Grantee, or, at its sole discretion, the Companies may, in lieu of issuance of share certificates, make a cash payment to Grantee in an amount equal to the fair market value of such vested shares, as of the vesting date set forth in Paragraph 1 herein.
          B. Subject to the terms hereof, the Grantee shall have all the rights of a shareholder with respect to such shares at the time Grantee becomes vested in such shares, under the vesting schedule set forth in Paragraph 1 herein, including without limitation the right to vote the shares and receive any cash dividends declared thereon.

     4. ADJUSTMENT FOR STOCK SPLIT. All references to the number of shares in this Agreement shall be appropriately adjusted to reflect any stock splits, stock dividend recapitalization, merger, consolidation, split-up, combination or exchange of shares or other change in the shares which may be made by the Companies after the date of this Agreement.

     5. TAX CONSEQUENCES. Grantee is relying solely on his own tax advisors in connection with the federal, state, local and foreign tax consequences of this Agreement and the transactions contemplated by this Agreement, and has not relied on any statements or representations of the Companies or any of its agents. Grantee understands that the Grantee, and not the Companies, shall be responsible for the Grantee's own tax liability that may arise as a result of this Agreement or the transactions contemplated by this Agreement.

     6. APPLICABLE LAW. This Agreement shall be governed by the laws of the State of California.

     7. ASSIGNMENT. The rights and benefits of the Companies under this Agreement shall be transferable to any one or more persons or entities, and all covenants and agreements hereunder shall inure to the benefit of, and be enforceable by, the Companies' successors and assigns. The rights and obligations of the Grantee under this Agreement shall inure to the benefit of the Grantee's estate, executor, administrator, heirs, legatees, and devisees.

     8. FAILURE OF CONSIDERATION. Should any court or other tribunal declare or determine that Grantee's promise not to engage in employment or self-employment in competition with the Companies is unenforceable, or is inadequate or insufficient as consideration for the Companies' grant of shares under this Agreement, then, as of the date of such declaration or determination, this Restricted Stock Bonus And Non-Compete Agreement shall be null and void and the Companies' performance of any obligations of this Agreement shall be excused and the Companies shall be under no further obligation to the Grantee.

     9. ENTIRE AGREEMENT. This Restricted Stock Bonus And Non-Compete Agreement represents the entire agreement between the parties with respect to the receipt of shares by the Grantee, and supersedes and replaces any and all prior agreements and understandings between Grantee and the Companies concerning the same.

     By the Grantee's signature below, Grantee represents that he has reviewed this Agreement in its entirety, has had an opportunity to obtain the advice of counsel prior to executing this Agreement, and fully understands all provisions of this Agreement. This Restricted Stock Bonus And Non-Compete Agreement is executed as of April 1, 1995.

                              ALLYN C. WOODWARD, JR., GRANTEE

                                 s/ Allyn C. Woodward, Jr.
                                 --------------------------------



                              SILICON VALLEY BANCSHARES

                              By:  s/ John C. Dean, Jr.
                                   -------------------------------
                                   John C. Dean, Jr.
                                   President and Chief Executive Officer



                              SILICON VALLEY BANK

                              By:  s/ John C. Dean, Jr.
                                   ------------------------------
                                   John C. Dean, Jr.
                                   President and Chief Executive Officer


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